Exhibit 21

The subsidiaries of ATSI Communications, Inc. are as follows:

     State or Other Company                        Jurisdiction of Incorporation
     ----------------------                        -----------------------------
ATSI Comunicaciones, S.A. de C.V. ("ATSI-COM")             Mexico (Note 1)
American TeleSource International, Inc.                    Canada
Sistema de Telefonia Computarizada,
  S.A. de C.V. ("Computel")                                Mexico
ATSI de CentroAmerica, S.A.                                Costa Rica

NOTE 1:
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Currently ATSI owns 49% of the stock of this entity.


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